Exhibit 99.2

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED OF

THE RIVIERA ALEXANDRIA

As of June 1, 2026

INDEX TO STATEMENT OF ASSETS ACQUIRED AND

LIABILITIES ASSUMED OF

THE RIVIERA ALEXANDRIA

Independent Auditor’s Report	3
Statement of Assets Acquired and Liabilities Assumed	5
Notes to the Statement of Assets Acquired and Liabilities Assumed	6

INDEPENDENT AUDITOR'S REPORT

To Chiron Real Estate Inc.

Opinion

We have audited the statement of assets acquired and liabilities assumed of The Riviera Alexandria (the “Company”) as of June 1, 2026, and the related notes (collectively referred to as the "statement") pursuant to the Purchase Agreement between Silverstone Alexandria II Owner, LLC and Chiron Alexandria I LLC, dated May 1, 2026, as discussed in Note 1 to the statement.

In our opinion, the accompanying statement presents fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of June 1, 2026, pursuant to the Purchase Agreement described in Note 1 to the statement, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the statement, which describes that the accompanying statement were prepared for the purposes of complying with the rules and regulations under Rule 3-05 of Regulation S-X promulgated under the Securities Act of 1933, in accordance with a request for relief granted by the Securities and Exchange Commission. It is not intended to be a complete presentation of the Company’s financial position. As a result, the statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statement

Management is responsible for the preparation and fair presentation of the statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statement that are free from material misstatement, whether due to fraud or error.

In preparing the statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the statement is issued.

Auditor's Responsibilities for the Audit of the Statement

Our objectives are to obtain reasonable assurance about whether the statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statement.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statement.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

McLean, VA

August 17, 2026

THE RIVIERA ALEXANDRIA

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

		As of
In Thousands	Notes	June 1, 2026
ASSETS ACQUIRED
Cash and cash equivalents	2	$591
Other assets	2	161
Investment in real estate	3	119,886
Total Assets Acquired		$120,638

LIABILITIES ASSUMED
Accounts payable and accrued expenses	4	$578
Other liabilities	4	336
Total Liabilities Assumed		$914

Net assets acquired		$119,724

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

THE RIVIERA ALEXANDRIA

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(in thousands)

Note 1 – Description of the Business

The Riviera Alexandria (the “Company” or “The Riviera”) is a newly constructed senior housing community located at 2700 Main Line Boulevard in Alexandria, Virginia. The community opened and commenced lease-up in March 2026 and, as of June 1, 2026, consisted of 129 independent living homes, of which 23 homes were occupied.

On June 1, 2026 (the “acquisition date”), Chiron Real Estate Inc., through one or more subsidiaries, acquired The Riviera Alexandria for a purchase price of $118.9 million. The accompanying Statement of Assets Acquired and Liabilities Assumed presents the assets acquired and liabilities assumed in connection with the acquisition as of June 1, 2026. The following table reconciles the purchase price to net investment in real estate and net assets acquired:

Purchase price	$118,900
Capitalized costs	986
Investment in real estate	119,886
Other assets and liabilities assumed, net	(162)
Net assets acquired	$119,724

The community is operated as a senior housing operating property (“SHOP”). Following the acquisition, revenues are expected to be generated primarily from resident fees and services, including amounts earned under resident agreements for monthly rental charges, care and healthcare-related services, and other ancillary resident care. Resident fees and services are expected to be billed monthly based on contracted rates set forth in the resident agreements and recognized as the related performance obligations are satisfied. The community includes resident homes and related common areas, site improvements, furniture, fixtures and equipment, and resident lease in-place intangible assets.

The Company utilizes an independent third-party operator to manage the day-to-day operations of the community pursuant to a management agreement. The operator is responsible for staffing, resident care, marketing, billing and collections support, maintenance, compliance with applicable laws and regulations, and preparation of property-level operating information. The Company retains oversight and approval rights over significant operating and capital matters.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation

The accompanying Statement of Assets Acquired and Liabilities Assumed (the “Statement”) presents the assets acquired and liabilities assumed of The Riviera Alexandria as of June 1, 2026. The Statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for the purpose of complying with Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). Pursuant to the SEC staff’s waiver relief under Rule 3-13 of Regulation S-X, the Statement is being provided in lieu of the historical financial statements otherwise required under Rule 3-05 of Regulation S-X.

The Statement is not intended to present the Company’s complete financial position, results of operations, changes in equity, or cash flows in accordance with GAAP on a standalone basis. No historical revenues or expenses are presented because the Statement is limited to the assets acquired and liabilities assumed as of the acquisition date and, prior to the community’s opening in March 2026, there were no material operations to report.

The acquisition of The Riviera Alexandria was accounted for as an asset acquisition. Refer to Note 3 – “Investment in Real Estate” for additional details.

Use of estimates

The preparation of the Statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of bank deposit and money market accounts and are stated at cost, which approximates fair value.

Other assets

Other assets of $161 consist of $138 of right-of-use assets, $16 of prepaid expenses, $5 of inventory, and $2 of receivables. Prepaid expenses are expensed over the related service or coverage period. Inventory is stated at the lower of cost or net realizable value and is expected to be used in the operation of the community.

Fair value of financial instruments

Fair value is a market-based measurement and should be determined based on the assumptions that market participants would use in pricing an asset or liability. In accordance with ASC Topic 820, the valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

Level 1 - Inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets;

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company considers the fair value of cash and cash equivalents, accounts payable and accrued expenses, and other liabilities approximates their carrying value at the date of acquisition due to their short maturities and/or because their terms are similar to market terms. Level 1 and Level 2 inputs are utilized to estimate the fair value of these financial instruments. The fair value measurements related to the Company’s acquisition of investment in real estate assets involve significant judgment and use valuation techniques that incorporate both observable and unobservable inputs, including market data such as rent and sales comparables and broker indications, as well as projected cash flows, occupancy assumptions, capitalization and discount rates, and third-party valuation analyses. Because certain unobservable inputs are significant to the fair value measurements, the investment in real estate assets is categorized within Level 3 of the fair value hierarchy.

Regulatory environment

The community is subject to federal, state, and local laws and regulations applicable to senior housing communities, including requirements related to licensure, resident care, staffing, health and safety, building operations, and privacy. Compliance with these laws and regulations is monitored by the operator and management. Costs of compliance are recognized as incurred.

Note 3 – Investment in Real Estate

The acquisition of The Riviera Alexandria was accounted for as an asset acquisition in accordance with Accounting Standard Codification (“ASC”) Topic 805-50 “Acquisition of Assets Rather Than a Business”. Transaction costs were also capitalized as part of the acquisition in accordance with the ASC 805-50.

The acquisition included land, building, site improvements, furniture, fixtures and equipment, resident lease in-place intangible assets, and liabilities assumed. Because the transaction was accounted for as an asset acquisition, the total cost of the acquisition was allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their relative fair values as of the acquisition date. The relative fair values assigned to the acquired assets and assumed liabilities were determined in accordance with ASC Topic 820, “Fair Value Measurements and Disclosures,” using available market data, property-level information, rent and sales comparables, projected cash flows, cost information, broker indications, and third-party valuation analyses, as applicable. The determination of relative fair value involves significant judgment and estimates and could change if additional information becomes available.

The relative fair value allocation reflects an adjustment to allocate total purchase consideration to the identifiable assets acquired and liabilities assumed.

Tangible assets acquired

The estimated fair value used in the relative fair value allocation for land was determined using a sales comparison approach based on comparable land sales adjusted for relevant market and property-specific factors. The estimated fair value used in the relative fair value allocation for the building was supported by an income approach and a cost approach, including projected cash flows, market rent, occupancy assumptions, capitalization and discount rates, replacement cost information, and the property’s newly constructed condition. Site improvements were valued using a cost approach based on replacement cost new less depreciation. Furniture, fixtures and equipment were valued using a cost approach based on actual cost information and estimated remaining useful life.

Depreciation of the building, site improvements, and furniture, fixtures and equipment will be computed using the straight-line method over the estimated remaining useful lives of the related assets. Land is not depreciated.

The estimated remaining useful lives used in the allocation were approximately 60 years for the building, 15 years for site improvements, and 10 years for furniture, fixtures and equipment.

Intangible assets acquired

The Company recorded an acquired lease intangible for resident leases in-place as of the acquisition date. The estimated fair value used in the relative fair value allocation for the resident lease in-place intangible asset was based on the origination costs and foregone revenue associated with achieving the occupied unit base in place as of June 1, 2026, including resident origination, marketing, administrative, and related costs during the expected lease-up period.

The intangible asset is finite-lived with an estimated useful life of two years. The asset will be amortized on a straight-line basis over its estimated useful life, which reflects the period over which the asset is expected to contribute to future cash flows. As of June 1, 2026, the gross carrying amount of the resident lease in-place intangible asset was $287, with no accumulated amortization recognized as of the acquisition date.

The following table presents the relative fair values assigned to investment in real estate acquired:

As of
In Thousands	June 1, 2026
Land	$11,171
Building	104,924
Furniture, fixtures and equipment	3,166
Site improvements	338
Acquired lease intangibles	287
Total investment in real estate	$119,886

Note 4 – Liabilities Assumed

Accounts payable and accrued expenses of $578 consist of amounts due to vendors for goods and services incurred prior to the acquisition date and assumed by the Company in connection with the acquisition.

Other liabilities of $336 consist of resident deposits and refunds payable of $190, and operating lease liabilities related to equipment leases assumed in connection with the acquisition of $146. Resident deposits and refunds payable represent amounts owed to residents or prospective residents in accordance with applicable resident agreements. The liabilities represent future lease payments due under the related lease arrangements as of June 1, 2026.

Note 5 – Subsequent Events

Management evaluated subsequent events through August 17, 2026, the date the Statement was available to be issued, and determined that no events or transactions occurred that required recognition or disclosure in the Statement.